Exhibit 2
Letterhead of McGladrey & Pullen,LLP



                                                           December 4, 2000


Mr. C. Fred Jackson
Chief Financial Officer
Allstate Financial Corporation
8180 Greensboro Drive, Suite 525
McLean, VA  22120

Dear Mr. Jackson:

This is to confirm that the client-auditor relationship between Allstate Financial Corporation (Commission File Number 0-17832) and McGladrey & Pullen, LLP has ceased.

                                            Cordially,

                                            McGladrey & Pullen, LLP

                                            /s/ William N. Alexander, CPA

                                            William N. Alexander, CPA
                                            Partner


cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C.  20549

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